REVISED EXHIBIT A

TO THE TRANSFER AGENCY SERVICES AGREEMENT

THIS EXHIBIT A, dated July 13, 2011, is revised Exhibit A to that certain Transfer Agency Services Agreement dated as of April 1, 2000, as amended, between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and Aston Funds (f/k/a Alleghany Funds). This Exhibit A is revised for the addition of ASTON/DoubeLine Core Plus Fixed Income Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Veredus Aggressive Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Fortis Real Estate Fund

ASTON Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/New Century Absolute Return ETF Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/Singer Macro Allocation Fund

ASTON/Crosswind Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

BNY MELLON INVESTMENT SERVICING (US) INC.	ASTON FUNDS

By:	By:

Name:	Name:

Title:	Title: